Exhibit 99.1

Allegro MicroSystems Reports Fourth Quarter Record Revenue and Accelerating Profits

--Market Share Gain and End Market Recovery Driving Confidence in Long-term Outlook--

Manchester, NH, May 5, 2021 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq:ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its fourth fiscal quarter and fiscal year ended March 26, 2021. Record fourth quarter total net sales of $175.1 million for the three-month period exceeded expectations in the fourth quarter and resulted in fiscal year total net sales of $591.2 million. Profitability also exceeded expectations, with improvements in both gross margin and operating income resulting in significant earnings per share growth on both a GAAP and non-GAAP basis sequentially.

Quarter Highlights:

•Total net sales of $175.1 million was up 6.5% sequentially and on a non-GAAP basis, core end markets grew 22.3% from the same period in fiscal 2020.
•Automotive and Industrial net sales for the quarter grew 12.3% and 30.7%, respectively, from the same period in fiscal 2020.
•Gross margin on a GAAP basis was 49.7% and 50.9% on a Non-GAAP basis.
•Operating margin on a GAAP basis was 11.1% and increased to 19.7% on a non-GAAP basis.
•GAAP earnings per diluted share was $0.05 up $0.09 sequentially. Non-GAAP earnings per diluted share was $0.15, up $0.02, growing 15.4% sequentially.

“Our strong performance in the fourth quarter was driven by accelerating revenue in our target markets and increased profitability resulting from continued progress toward our manufacturing transformation,” said Ravi Vig, President and CEO of Allegro MicroSystems. “I am pleased with our design win momentum, which has yielded market share gains and is a testament to our industry-leading technologies and alignment with growing markets like vehicle electrification and data centers. We believe our strengthening fundamentals and resilient manufacturing model give us a solid foundation for long-term out-performance of our end markets.”

Business Summary

Record automotive net sales were up 4% sequentially during the fourth fiscal quarter driven by strong global automotive demand and a favorable vehicle production mix, despite supply chain constraints. Shifts to higher value features on automotive platforms is driving increased demand for Allegro products in ADAS and comfort and convenience systems. Automotive net sales grew 1% for the full year, outpacing an 8% reduction in global car production.

Industrial net sales in the fourth quarter exceeded expectations and were up 23% sequentially and up 21% for the full year, reaching new record highs. Growth was driven by data center, building and factory automation, and green energy applications. All three categories were up double-digits sequentially.

Business Outlook

For the first fiscal quarter ending June 25, 2021, the Company expects total net sales to be in the range of $176 million to $179 million. Non-GAAP gross margin is expected to be about 51.0% and non-GAAP earnings per fully-diluted share for the same period is expected to be in the range of $0.15 to $0.17.

Allegro has not provided a reconciliation of its first fiscal quarter outlook for non-GAAP gross margin and non-GAAP earnings per fully-diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.

Earnings Webcast

A webcast will be held on Wednesday, May 5, 2021 at 8:30 a.m. Eastern time. Ravi Vig, Chief Executive Officer and Paul Walsh, Chief Financial Officer, will discuss Allegro’s financial results.

The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 30 days.

About Allegro MicroSystems

Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and green energy applications.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the expected benefits resulting from our acquisition of Voxtel and our expected financial performance for our first fiscal quarter ending June 25, 2021. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “may,” “will,” “would,” “should,” “could,” “target,” “potential,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: downturns or volatility in general economic conditions, including as a result of the COVID-19 pandemic, particularly in the automotive market; our ability to compete effectively with intense competition, expand our market share and increase our profitability; our ability to compensate for decreases in average selling prices of our products; the cyclical nature of the analog semiconductor industry; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; our ability to fully realize the benefits of past and potential future initiatives designed to improve our competitiveness, growth and profitability; our ability to accurately predict our quarterly net sales and operating results; our ability to adjust our supply chain volume to account for changing market conditions and customer demand; our dependence on manufacturing operations in the Philippines; changes in government trade policies, including the imposition of tariffs and export restrictions; and our ability to protect our proprietary technology and inventions through patents or trade secrets; and other important factors discussed under the caption “Risk Factors” in our final prospectus on Form 424(b) filed with the U.S. Securities and Exchange Commission (“SEC”) on February 8, 2021, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of our website at investors.allegromicro.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

ALLEGRO MICROSYSTEMS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three-Month Period Ended		Fiscal Year Ended
	(Unaudited)	(Unaudited)	(Unaudited)
	March 26, 2021	March 27, 2020	March 26, 2021	March 27, 2020
Net sales	$143,017	$121,997	$486,546	$465,532
Net sales to related party	32,091	52,607	104,661	184,557
Total net sales	175,108	174,604	591,207	650,089
Cost of goods sold	88,102	102,846	312,305	388,813
Gross profit	87,006	71,758	278,902	261,276
Operating expenses:
Research and development	28,140	24,487	108,649	102,052
Selling, general and administrative	34,799	28,366	153,476	106,396
Impairment of long-lived assets	7,119	—	7,119	—
Change in fair value of contingent consideration	(2,500)	—	(2,500)	—
Total operating expenses	67,558	52,853	266,744	208,448
Operating (loss) income	19,448	18,905	12,158	52,828
Other (expense) income:
Loss on debt extinguishment	—	—	(9,055)	—
Interest expense, net	(668)	(50)	(2,603)	(110)
Foreign currency transaction (loss) gain	(1,558)	(1,409)	(2,889)	1,391
Income in earnings of equity investment	6	—	1,413	—
Other, net	(178)	346	(475)	(831)
Income (loss) before income taxes	17,050	17,792	(1,451)	53,278
Income tax provision (benefit)	8,361	4,463	(19,552)	16,173
Net income	8,689	13,329	18,101	37,105
Net income attributable to non-controlling interests	45	33	148	134
Net income attributable to Allegro MicroSystems, Inc.	$8,644	$13,296	$17,953	$36,971
Net income attributable to Allegro MicroSystems, Inc. per share:
Basic	$0.05	$1.33	$0.22	$3.70
Diluted	$0.05	$1.33	$0.10	$3.70
Weighted average shares outstanding:
Basic	189,429,893	10,000,000	83,448,055	10,000,000
Diluted	190,860,556	10,000,000	176,416,645	10,000,000

Supplemental Schedule of Total Net Sales
The following table summarizes net sales by core end market and other applications. Other applications include sales of wafer foundry products and from the distribution of Sanken products unrelated to and no longer part of the Company’s business in fiscal year 2021.

	Three-Month Period Ended		Change		Fiscal Year Ended		Change
	March 26, 2021	March 27, 2020	Amount	%	March 26, 2021	March 27, 2020	Amount	%
	(Dollars in thousands)
Core end markets:
Automotive	$118,539	$105,596	$12,943	12.3%	$398,298	$395,277	$3,021	0.8%
Industrial	29,162	22,304	6,858	30.7%	94,872	78,399	16,473	21.0%
Other	27,407	15,223	12,184	80.0%	98,037	68,622	29,415	42.9%
Total core end markets	175,108	143,123	31,985	22.3%	591,207	542,298	48,909	9.0%
Other applications:
Wafer foundry products	—	22,748	(22,748)	(100.0)%	—	72,370	(72,370)	(100.0)%
Distribution of Sanken products	—	8,733	(8,733)	(100.0)%	—	35,421	(35,421)	(100.0)%
Total net sales	$175,108	$174,604	$504	0.3%	$591,207	$650,089	$(58,882)	(9.1)%

Supplemental Schedule of Stock-Based Compensation
The Company recorded stock-based compensation expense in the following expense categories of its unaudited consolidated statements of income:

	Three-Month Period Ended		Fiscal Year Ended
(In thousands)	March 26, 2021	March 27, 2020	March 26, 2021	March 27, 2020
Cost of sales	$314	$46	$5,158	$183
Research and development	536	22	3,573	87
Selling, general and administrative	2,119	316	41,139	1,165
Total stock-based compensation	$2,969	$384	$49,870	$1,435

Supplemental Schedule of Acquisition Related Intangible Amortization Costs
The Company recorded intangible amortization expense related to its acquisition of Voxtel in the following expense categories of its unaudited consolidated statements of income:

	Three-Month Period Ended		Fiscal Year Ended
(In thousands)	March 26, 2021	March 27, 2020	March 26, 2021	March 27, 2020
Cost of sales	$273	$—	651	—
Selling, general and administrative	37	—	117	—
Total intangible amortization	$310	$—	$768	$—

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	(Unaudited)
	March 26, 2021	March 27, 2020
Assets
Current assets:
Cash and cash equivalents	$197,214	$214,491
Restricted cash	6,661	5,385
Trade accounts receivable, net of allowances of doubtful accounts of $138 and $288 at March 26, 2021 and March 27, 2020, respectively	69,500	59,457
Trade and other accounts receivable due from related party	23,832	30,851
Accounts receivable - other	1,516	1,796
Inventories	87,498	127,227
Prepaid expenses and other current assets	18,374	9,014
Assets held for sale	25,969	—
Total current assets	430,564	448,221
Property, plant and equipment, net	192,393	332,330
Deferred income tax assets	26,972	7,217
Goodwill	20,106	1,285
Intangible assets, net	36,366	19,958
Equity investment in related party	26,664	—
Other assets, net	14,613	8,810
Total assets	$747,678	$817,821
Liabilities, Non-Controlling Interest and Stockholders' Equity
Current liabilities:
Trade accounts payable	$35,389	$20,762
Amounts due to related party	2,353	4,494
Accrued expenses and other current liabilities	78,932	56,855
Current portion of related party debt	—	25,000
Bank lines-of-credit	—	43,000
Total current liabilities	116,674	150,111
Obligations due under Senior Secured Credit Facilities, less current portion	25,000	—
Related party notes payable, less current portion	—	17,700
Other long-term liabilities	19,133	15,878
Total liabilities	160,807	183,689
Commitments and contingencies
Stockholders' Equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized, no shares issued or outstanding at March 26, 2021 and March 27, 2020	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 189,588,161 shares issued and outstanding at March 26, 2021; no shares authorized, issued or outstanding at March 27, 2020	1,896	—
Class A, $0.01 par value; No shares authorized, issued or outstanding at March 26, 2021; 12,500,000 shares authorized; 10,000,000 shares issued and outstanding at March 27, 2020	—	100
Class L, $0.01 par value; No shares authorized, issued or outstanding at March 26, 2021; 1,000,000 shares authorized; 622,470 shares issued and outstanding at March 27, 2020	—	6
Additional paid-in capital	592,170	458,697
Retained earnings	3,551	194,355
Accumulated other comprehensive loss	(11,865)	(19,976)
Equity attributable to Allegro MicroSystems, Inc.	585,752	633,182
Non-controlling interests	1,119	950
Total stockholders' equity	586,871	634,132
Total liabilities, non-controlling interest and stockholders' equity	$747,678	$817,821

ALLEGRO MICROSYSTEMS, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Year Ended
	(Unaudited)
	March 26, 2021	March 27, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,101	$37,105
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,307	64,048
Amortization of debt issuance costs	226	—
Deferred income taxes	(18,930)	(4,909)
Stock-based compensation	49,870	1,435
Loss on disposal of assets	269	698
Loss on debt extinguishment	9,055	—
Gain on contingent consideration change in fair value	(2,500)	—
Impairment on assets held for sale	7,119	—
Provisions for inventory and bad debt	5,019	3,891
Changes in operating assets and liabilities:
Trade accounts receivable	(9,303)	16,441
Accounts receivable - other	(28)	346
Inventories	7,641	346
Prepaid expenses and other assets	(29,048)	2,629
Trade accounts payable	15,099	(3,122)
Due from/to related parties	4,878	(23,946)
Accrued expenses and other current and long-term liabilities	14,795	(13,543)
Net cash provided by operating activities	120,570	81,419
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(40,673)	(45,615)
Acquisition of business, net of cash acquired	(11,555)	—
Proceeds from sales of property, plant and equipment	318	3,936
Disposal of cash balances of subsidiary	(16,335)	—
Net cash used in investing activities	(68,245)	(41,679)
CASH FLOWS FROM FINANCING ACTIVITIES:
Related party note receivable	51,377	30,000
Proceeds from initial public offering, net of underwriting discounts and other offering costs	321,425	—
Payments for taxes related to net share settlement of equity awards	(27,707)	—
Dividends paid	(400,000)	—
Borrowings of senior secured debt, net of deferred financing costs	315,719	43,000
Repayment of senior secured debt	(300,000)	—
Repayment of unsecured credit facilities	(33,000)	—
Capital contribution	—	9,500
Net cash (used) provided by financing activities	(72,186)	82,500
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	3,860	(5,621)
Net (decrease) increase in Cash and cash equivalents and Restricted cash	(16,001)	116,619
Cash and cash equivalents and Restricted cash at beginning of period	219,876	103,257
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$203,875	$219,876
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents at beginning of period	$214,491	$99,743
Restricted cash at beginning of period	5,385	3,514
Cash and cash equivalents and Restricted cash at beginning of period	$219,876	$103,257
Cash and cash equivalents at end of period	197,214	214,491
Restricted cash at end of period	6,661	5,385
Cash and cash equivalents and Restricted cash at end of period	$203,875	$219,876

Consolidated Statements of Cash Flows (cont.)
(in thousands)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$2,746	$2,448
Cash paid for income taxes	$8,908	$15,873
Non-cash transactions:
Changes in Trade accounts payable related to Property, plant and equipment, net	$(3,226)	$(1,542)
Assets held for sale transferred from property, plant and equipment, net	$25,969	$—
Loans to cover purchase of common stock under employee stock plan	$171	$232

Non-GAAP Financial Measures

In addition to the measures presented in our consolidated financial statements, we regularly review other metrics, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key metrics we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, non-GAAP Profit before Tax, non-GAAP Provision for Income Tax, non-GAAP Net Income, non-GAAP Net Income per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Provision for Income Tax, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Provision for Income Taxes across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as: our ongoing core operations, our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these Non-GAAP Financial Measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

These Non-GAAP Financial Measures have significant limitations as analytical tools. Some of these limitations are that:

•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures exclude certain costs which are important in analyzing our GAAP results;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measures do not reflect our tax expense or the cash requirements to pay our taxes; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future;
•such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, thereby further limiting their usefulness as comparative measures.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those added back in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.

Our prior disclosure referred to non-GAAP Gross Profit and non-GAAP Gross Margin as Adjusted Gross Profit and Adjusted Gross Margin, respectively. No changes have been made to how we calculate these measures.
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We calculate non-GAAP Gross Profit and non-GAAP Gross Margin excluding the items below from cost of goods sold in applicable periods and we calculate non-GAAP Gross Margin as non-GAAP Gross Profit divided by total net sales.

•PSL and Sanken Distribution Agreement - Represents the elimination of inventory cost amortization and foundry service payment related to one-time costs incurred in connection with the disposition of Polar Semiconductor, LLC (“PSL”) during the fiscal year ended March 26, 2021 (the “PSL Divestiture”).
•Stock-based compensation - Represents non-cash expenses arising from the grant of stock-based awards.
•AMTC Facility consolidation one-time costs - Represents one-time costs incurred in connection with closing of our manufacturing facility in Thailand (the “AMTC Facility”) and transitioning of test and assembly functions to our manufacturing facility in the Philippines (the “AMPI Facility”) announced in fiscal year 2020 consisting of: moving equipment between facilities, contract terminations and other non-recurring charges. The closure and transition of the AMTC Facility was substantially completed as of the end of March 2021. These costs are in addition to, and not duplicative of, the adjustments noted in note (*) below.
•Amortization of acquisition-related intangible assets - Represents non-cash expenses associated with the amortization of intangible assets in connection with the acquisition of Voxtel, Inc., which closed in August 2020.
•COVID-19 related expenses - Represents expenses attributable to the COVID-19 pandemic primarily related to increased purchases of masks, gloves and other protective materials, and overtime premium compensation paid for maintaining 24-hour service at the AMPI Facility.

(*) Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin in this release do not include adjustments consisting of:

•Additional AMTC related costs - Represents costs relating to the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility in the Philippines announced in fiscal year 2020 consisting of: the net savings expected to result from the movement of work to the AMPI Facility, which facility had duplicative capacity based on the buildouts of the AMPI Facility in fiscal years 2019 and 2018. The elimination of these costs did not reduce our production capacity and therefore did not have direct effects on our ability to generate revenue. The closure and transition of the AMTC Facility was substantially completed as of the end of March 2021.
•Out of period adjustment for depreciation expense of giant magnetoresistance assets (“GMR assets”) - Represents a one-time depreciation expense related to the correction of an immaterial error, related to 2017, for certain manufacturing assets that have reached the end of their useful lives.

Non-GAAP Operating Expenses, non-GAAP Operating Income and non-GAAP Operating Margin

We calculate non-GAAP Operating Expenses and non-GAAP Operating Income excluding the same items excluded above to the extent they are classified as operating expenses, and also excluding the items below in applicable periods. We calculate non-GAAP Operating Margin as non-GAAP Operating Income divided by total net sales.

•Transaction fees - Represents transaction-related legal and consulting fees incurred primarily in connection with (i) the unsuccessful acquisition of a competitor in fiscal year 2019, (ii) the acquisition of Voxtel, Inc. in fiscal year 2020, (iii) the PSL Divestiture and the transfer of the Sanken products distribution business to PSL in fiscal year 2020, and (iv) one-time transaction-related legal and consulting fees in fiscal 2021.
•Severance - Represents severance costs associated with (i) labor savings initiatives to manage overall compensation expense as a result of the declining sales volume during the applicable period, including a voluntary separation incentive payment plan for employees near retirement and a reduction in force and (ii) the closing of the AMTC

Facility and the transitioning of test and assembly functions to the AMPI Facility announced and initiated in fiscal year 2020.
•Impairment of long-lived assets – Represents impairment charge incurred in connection with the planned sale of the AMTC Facility.
•Change in fair value of contingent consideration – Represents the change in fair value of contingent consideration payable in connection with the acquisition of Voxtel, Inc.

(**) Non-GAAP Operating Income in this release does not include adjustments consisting of those set forth in note (*) to the calculation of non-GAAP Gross Profit, and the corresponding calculation of non-GAAP Gross Margin, above or:

•Labor savings - Represents salary and benefit costs related to employees whose positions were eliminated through voluntary separation programs or other reductions in force (not associated with the closure of the AMTC Facility or any other plant or facility) and a restructuring of overhead positions from high-cost to low-cost jurisdictions net of costs for newly hired employees in connection with such restructuring.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
We calculate EBITDA as net income minus interest income (expense), tax provision (benefit), and depreciation and amortization expenses. We calculate Adjusted EBITDA as EBITDA excluding the same items excluded above and also excluding the items below in applicable periods, We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total net sales.

•Non-core loss (gain) on sale of equipment - Represents non-core miscellaneous losses and gains on the sale of equipment.
•Miscellaneous legal judgment charge – Represents a one-time charge associated with the final payment of the previously accrued amount payable with respect to a VAT dispute related to the construction of the AMPI Facility.
•Loss on debt extinguishment – Represents one-time costs representing deferred financing costs associated with the $300.0 million of our term loan facility repaid during the year ended March 26, 2021.
•Foreign currency translation loss (gain) - Represents losses and gains resulting from the remeasurement and settlement of intercompany debt and operational transactions, as well as transactions with external customers or vendors denominated in currencies other than the functional currency of the legal entity in which the transaction is recorded.
•Income in earnings of equity investment - Represents our equity method investment in PSL.
•Inventory cost amortization - Represents intercompany inventory transactions incurred from purchases made from PSL in fiscal year 2020. Such costs are one-time incurred expenses impacting our operating results during fiscal year 2021 following the PSL Divestiture. Such costs are not expected to have a continuing impact on our operating results after our second fiscal quarter of fiscal year 2021.
•Foundry service payment - Represents foundry service payments incurred under our Price Support Agreement with PSL in respect to the guaranteed capacity at PSL to support our production forecast and are one-time costs incurred impacting our operating results during fiscal year 2021 following the PSL Divestiture. Such costs are not expected to have a continuing impact on our operating results after fiscal year 2021.

Non-GAAP Profit before Tax and Non-GAAP Net Income

We calculate non-GAAP Profit before Tax as Profit before Tax excluding the same items excluded above and also excluding the item below in applicable periods. We calculate non-GAAP Net Income as Net Income excluding the same items excluded above and also excluding the item below in applicable periods.

•Interest on repaid portion of term loan facility – Represents interest expense associated with the $300.0 million of our term loan facility repaid during the period.

Non-GAAP Provision for Income Tax

In calculating non-GAAP Provision for Income Tax, we have added-back the following to GAAP Provision for Income Taxes:

•Tax effect of adjustments to GAAP results - Represents the estimated income tax effect of the adjustments to non-GAAP Profit Before Tax described above and elimination of discrete tax adjustments.

	Three-Month Period Ended			Fiscal Year Ended
	March 26, 2021	December 25, 2020	March 27, 2020	March 26, 2021	March 27, 2020
	(Dollars in thousands)
Reconciliation of Gross Profit

GAAP Gross Profit	$87,006	$74,425	$71,758	$278,902	$261,276

PSL and Sanken distribution agreement	930	1,500	—	8,628	—
Stock-based compensation	314	4,694	46	5,158	183
AMTC facility consolidation one-time costs	625	607	—	2,184	—
Amortization of acquisition-related intangible assets	273	273	—	651	—
COVID-19 related expenses	64	65	—	202	—
Total Non-GAAP Adjustments	2,206	7,139	46	16,823	183

Non-GAAP gross profit*	89,212	81,564	71,804	295,725	261,459
Non-GAAP gross margin	50.9%	49.6%	41.1%	50.0%	40.2%
*Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $1,198, and $2,290 for the three months ended March 26, 2021, December 25, 2020, and March 27, 2020, respectively, and (ii) additional AMTC related costs of $6,553 and $9,361 for the fiscal years ended March 26, 2021 and March 27, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $768 and $— for the fiscal years ended March 26, 2021 and March 27, 2020, respectively.

	Three-Month Period Ended			Fiscal Year Ended
	March 26, 2021	December 25, 2020	March 27, 2020	March 26, 2021	March 27, 2020
	(Dollars in thousands)
Reconciliation of Operating Expenses

GAAP Operating Expenses	$67,558	$98,649	$52,853	$266,744	$208,448

Research and Development Expenses
GAAP Research and Development Expenses	28,140	30,999	24,487	108,649	102,052
Stock-based compensation	536	2,984	22	3,573	87
AMTC facility consolidation one-time costs	—	1	—	2	—
COVID-19 related expenses	8	32	—	100	—
Transaction fees	—	—	—	18	—
Non-GAAP Research and Development Expenses	27,596	27,982	24,465	104,956	101,965

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	34,799	67,650	28,366	153,476	106,396
Stock-based compensation	2,119	38,198	316	41,139	1,165
AMTC facility consolidation one-time costs	1,488	1,620	—	5,626	—
Amortization of acquisition-related intangible assets	37	71	—	117	—
COVID-19 related expenses	250	338	581	4,926	581
Transaction fees	3,727	1,729	2,553	7,426	6,335
Severance	—	(181)	3,263	156	6,415
Non-GAAP Selling, General and Administrative Expenses	27,178	25,875	21,653	94,086	91,900

Impairment of long-lived assets	7,119	—	—	7,119	—
Change in fair value of contingent consideration	(2,500)	—	—	(2,500)	—

Total Non-GAAP Adjustments	12,784	44,792	6,735	67,702	14,583

Non-GAAP operating expenses *	$54,774	$53,857	$46,118	$199,042	$193,865
*Non-GAAP Operating Expenses do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $19, and $2,621 for the three months ended March 26, 2021, December 25, 2020, and March 27, 2020, respectively, and labor savings costs of $—, $109, and $289 for the three months ended March 26, 2021, December 25, 2020, and March 27, 2020, respectively, and (ii) additional AMTC related costs of $723 and $11,224 for the fiscal years ended March 26, 2021 and March 27, 2020, respectively, and labor savings costs of $218 and $6,173 for the fiscal years ended March 26, 2021 and March 27, 2020, respectively.

	Three-Month Period Ended			Fiscal Year Ended
	March 26, 2021	December 25, 2020	March 27, 2020	March 26, 2021	March 27, 2020
	(Dollars in thousands)
Reconciliation of Operating Income

GAAP Operating Income (Loss)	$19,448	$(24,224)	$18,905	$12,158	$52,828

PSL and Sanken distribution agreement	930	1,500	—	8,628	—
Stock-based compensation	2,969	45,876	384	49,870	1,435
AMTC facility consolidation one-time costs	2,113	2,228	—	7,812	—
Amortization of acquisition-related intangible assets	310	344	—	768	—
COVID-19 related expenses	322	435	581	5,228	581
Impairment of long-lived assets	7,119	—	—	7,119	—
Change in fair value of contingent consideration	(2,500)	—	—	(2,500)	—
Transaction fees	3,727	1,729	2,553	7,444	6,335
Severance	—	(181)	3,263	156	6,415
Total Non-GAAP Adjustments	$14,990	$51,931	$6,781	$84,525	$14,766

Non-GAAP Operating Income *	$34,438	$27,707	$25,686	$96,683	$67,594
% of net sales	19.7%	16.8%	14.7%	16.4%	10.4%
*Non-GAAP Operating Income and the corresponding calculation of non-GAAP Operating Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $1,217, and $4,911 for the three months ended March 26, 2021, December 25, 2020, and March 27, 2020, respectively, and labor savings costs of $—, $109, and $289 for the three months ended March 26, 2021, December 25, 2020, and March 27, 2020, respectively, and (ii) additional AMTC related costs of $7,276 and $11,224 for the fiscal years ended March 26, 2021 and March 27, 2020, respectively, labor savings costs of $218 and $6,173 for the fiscal years ended March 26, 2021 and March 27, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $768 and $— for the fiscal years ended March 26, 2021 and March 27, 2020, respectively.

	Three-Month Period Ended			Fiscal Year Ended
	March 26, 2021	December 25, 2020	March 27, 2020	March 26, 2021	March 27, 2020
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA

GAAP Net Income (Loss)	$8,689	$(5,060)	$13,329	$18,101	$37,105

Interest expense, net	668	2,598	50	2,603	110
Income tax provision (benefit)	8,361	(30,523)	4,463	(19,552)	16,173
Depreciation & amortization	12,082	12,199	16,440	48,307	64,048
EBITDA	$29,800	$(20,786)	$34,282	$49,459	$117,436

Non-core loss (gain) on sale of equipment	156	(7)	193	442	1,284
Miscellaneous legal judgement charge	—	574	—	574	—
Loss on debt extinguishment	—	9,055	—	9,055	—
Foreign currency translation loss (gain)	1,558	145	1,409	2,889	(1,391)
Income in earnings of equity method investment	(6)	(949)	—	(1,413)	—
Stock-based compensation	2,969	45,876	384	49,870	1,435
AMTC facility consolidation one-time costs	2,113	2,228	106	7,812	106
COVID-19 related costs	322	435	581	5,228	581
Impairment of long-lived assets	7,119	—	—	7,119	—
Change in fair value of contingent consideration	(2,500)	—	—	(2,500)	—
Transaction fees	3,727	1,729	2,553	7,444	6,335
Severance	—	(181)	3,263	156	6,415
PSL and Sanken distribution agreement	930	1,500	—	8,628	—
Adjusted EBITDA	$46,188	$39,619	$42,771	$144,763	$132,201
% of sales	26.4%	24.1%	24.5%	24.5%	20.3%
*Adjusted EBITDA and the corresponding calculation of Adjusted EBITDA Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $1,217, and $4,911 for the three months ended March 26, 2021, December 25, 2020, and March 27, 2020, respectively, and labor savings costs of $—, $109, and $289 for the three months ended March 26, 2021, December 25, 2020, and March 27, 2020, respectively and (ii) AMTC additional costs of $7,276 and $11,224 for the fiscal years ended March 26, 2021 and March 27, 2020, respectively, and labor savings costs of $218 and $6,173 for the fiscal years ended March 26, 2021 and March 27, 2020, respectively.

	Three-Month Period Ended			Fiscal Year Ended
	March 26, 2021	December 25, 2020	March 27, 2020	March 26, 2021	March 27, 2020
	(Dollars in thousands)
Reconciliation of Profit (Loss) before Tax

GAAP Profit (Loss) before Tax	$17,050	$(35,583)	$17,792	$(1,451)	$53,278

Non-core loss (gain) on sale of equipment	156	(7)	193	442	1,284
Miscellaneous legal judgment charge	—	574	—	574	—
Loss on debt extinguishment	—	9,055	—	9,055	—
Foreign currency translation loss (gain)	1,558	145	1,409	2,889	(1,391)
Income in earnings of equity investment	(6)	(949)	—	(1,413)	—
PSL and Sanken distribution agreement	930	1,500	—	8,628	—
Stock-based compensation	2,969	45,876	384	49,870	1,435
Interest on repaid portion of Term Loan Facility	—	2,163	—	2,163	—
AMTC facility consolidation one-time costs	2,113	2,228	106	7,812	106
Amortization of acquisition-related intangible assets	310	344	—	768	—
COVID-19 related expenses	322	435	581	5,228	581
Impairment of long-lived assets	7,119	—	—	7,119	—
Change in fair value of contingent consideration	(2,500)	—	—	(2,500)	—
Transaction fees	3,727	1,729	2,553	7,444	6,335
Severance	—	(181)	3,263	156	6,415
Total Non-GAAP Adjustments	$16,698	$62,912	$8,489	$98,235	$14,765

Non-GAAP Profit before tax*	$33,748	$27,329	$26,281	$96,784	$68,043
*Non-GAAP Profit before Tax does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $1,217, and $4,911 for the three months ended March 26, 2021, December 25, 2020, and March 27, 2020, respectively, and labor savings costs of $—, $109, and $289 for the three months ended March 26, 2021, December 25, 2020, and March 27, 2020, respectively, and (ii) additional AMTC related costs of $7,276 and $11,224 for the fiscal years ended March 26, 2021 and March 27, 2020, respectively, labor savings costs of $218 and $6,173 for the fiscal years ended March 26, 2021 and March 27, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $768 and $— for the fiscal years ended March 26, 2021 and March 27, 2020, respectively.

	Three-Month Period Ended			Fiscal Year Ended
	March 26, 2021	December 25, 2020	March 27, 2020	March 26, 2021	March 27, 2020
	(Dollars in thousands)
Reconciliation of Provision for Income Taxes

GAAP Provision (Benefit) for Income Taxes	$8,361	$(30,523)	$4,463	$(19,552)	$16,173
GAAP effective tax rate	49.0%	85.8%	25.1%	1347.5%	30.4%

Tax effect of adjustments to GAAP results	(3,053)	34,872	1,896	34,486	(2,601)

Non-GAAP Provision for Income Taxes	$5,308	$4,349	$6,359	$14,934	$13,572
Non-GAAP effective tax rate	15.7%	15.9%	24.2%	15.4%	20.0%
*Non-GAAP Provision for Income Taxes does not include tax adjustments for the following components of our net income: additional AMTC related costs, labor savings costs, and out of period adjustment for depreciation expense of GMR assets. The related tax effect of those adjustments to GAAP results were $—, $297 and $652 for the three months ended March 26, 2021, December 25, 2020, and March 27, 2020, respectively, and $1,851 and $3,897 for the fiscal years ended March 26, 2021 and March 27, 2020, respectively.

	Three-Month Period Ended			Fiscal Year Ended
	March 26, 2021	December 25, 2020	March 27, 2020	March 26, 2021	March 27, 2020
	(Dollars in thousands)
Reconciliation of Net Income

GAAP Net Income (Loss)	$8,689	$(5,060)	$13,329	$18,101	$37,105

Non-core loss (gain) on sale of equipment	156	(7)	193	442	1,284
Miscellaneous legal judgement charge	—	574	—	574	—
Loss on debt extinguishment	—	9,055	—	9,055	—
Foreign currency translation loss	1,558	145	2,800	2,889	—
Income in earnings of equity investment	(6)	(949)	(1,391)	(1,413)	(1,391)
PSL and Sanken distribution agreement	930	1,500	—	8,628	—
Stock-based compensation	2,969	45,876	384	49,870	1,435
Interest on repaid portion of Term Loan Facility	—	2,163	—	2,163	—
AMTC facility consolidation one-time costs	2,113	2,228	106	7,812	106
Amortization of acquisition-related intangible assets	310	344	—	768	—
COVID-19 related expenses	322	435	581	5,228	581
Impairment of long-lived assets	7,119	—	—	7,119	—
Change in fair value of contingent consideration	(2,500)	—	—	(2,500)	—
Transaction fees	3,727	1,729	2,553	7,444	6,335
Severance	—	(181)	3,263	156	6,415
Tax effect of adjustments to GAAP results	3,053	(34,872)	(1,896)	(34,486)	2,601

Non-GAAP Net Income	$28,440	$22,980	$19,922	$81,850	$54,471
Basic weighted average common shares	189,429,893	124,363,078	10,000,000	83,448,055	10,000,000
Diluted weighted average common shares	190,860,556	181,916,360	10,000,000	176,416,645	10,000,000
Non-GAAP Basic Earnings per Share	$0.15	$0.18	$1.99	$0.98	$5.45
Non-GAAP Diluted Earnings per Share	$0.15	$0.13	$1.99	$0.46	$5.45
*Non-GAAP Net Income does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $1,217, and $4,911 for the three months ended March 26, 2021, December 25, 2020, and March 27, 2020, respectively, and labor savings costs of $—, $109, and $289 for the three months ended March 26, 2021, December 25, 2020, and March 27, 2020, respectively, (ii) additional AMTC related costs of $7,276 and $11,224 for the fiscal years ended March 26, 2021 and March 27, 2020, respectively, labor savings costs of $218 and $6,173 for the fiscal years ended March 26, 2021 and March 27, 2020, respectively, and out of period adjustment for depreciation expense of GMR assets of $768 and $— for the fiscal years ended March 26, 2021 and March 27, 2020, respectively, and (iii) the related tax effect of adjustments to GAAP results of $—, $297 and $652 for the three months ended March 26, 2021, December 25, 2020, and March 27, 2020, respectively, and $1,851 and $3,897 for the fiscal years ended March 26, 2021 and March 27, 2020, respectively.

Investor Contact:
Katherine Blye
Investor Relations
Phone: (603) 626-2306
kblye@ALLEGROMICRO.com